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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            THE LUBRIZOL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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

                            THE LUBRIZOL CORPORATION
                            29400 Lakeland Boulevard
                             Wickliffe, Ohio 44092

                            NOTICE OF ANNUAL MEETING

To Our Shareholders:

     The 2000 Annual Meeting of Shareholders of The Lubrizol Corporation will be held at the Radisson Hotel & Conference Center - Eastlake, 3500 Curtis Boulevard, Eastlake, Ohio, on Monday, May 1, 2000, at 10:00 a.m. At the meeting we will ask you to:

     1.  Elect four directors for three-year terms;

     2. Confirm the appointment of Deloitte & Touche LLP as independent auditors; and

     3.  Transact other business that is properly presented at the meeting.

     Shareholders of record at the close of business on March 10, 2000, may vote at the meeting. The procedures for voting are described in the attached proxy statement.

     The business of the meeting and other information of interest to shareholders is described in the attached proxy statement. At the meeting, we also will report on current operations and plans, and have a question and answer period.

     At the 1999 meeting, approximately 88% of the shares were voted either in person or by proxy. Your continued support is appreciated, and we hope that you will be able to join us at the May 1 meeting.

                                          K. H. Hopping
                                          Secretary

Wickliffe, Ohio
March 22, 2000

                          RETURN OF PROXIES REQUESTED

                   YOUR VOTE IS IMPORTANT. YOU CAN VOTE BY
                     TELEPHONE, OVER THE INTERNET, OR BY
                       MAILING THE ENCLOSED PROXY CARD.

                                PROXY STATEMENT
--------------------------------------------------------------------------------

                               VOTING INFORMATION
--------------------------------------------------------------------------------

What may I vote on?

     The Board of Directors asks for your vote on two proposals:

      --      Election of nominees to serve on the Board of Directors; and

      -- Approval of the appointment of Deloitte & Touche LLP as our independent auditors.

Who can vote?

     People who owned shares at the close of business on March 10, 2000, can vote at the annual meeting. On March 10, 2000, there were 54,175,929 outstanding shares of Lubrizol. Each share is entitled to one vote. This proxy statement and the enclosed proxy card were first mailed to shareholders on or about March 22, 2000.

How do I vote?

     You can vote any one of three ways:

      -- By Telephone: Call the toll-free number (at no cost to you) on your proxy card to vote by phone. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Our telephone voting procedures are designed to verify shareholders by using the individual control numbers provided on the proxy cards.

              IF YOU VOTE BY TELEPHONE YOU DO NOT NEED TO RETURN YOUR PROXY
              CARD.

      -- Over the Internet: Visit the Web site listed on your proxy card to vote over the Internet. Internet voting is available 24 hours a day. As with telephone voting, you will use the control number listed on your proxy card and you will be given the opportunity to confirm that your vote has been properly recorded.

              IF YOU VOTE OVER THE INTERNET YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

      -- By Mail: Mark, sign, date and mail the enclosed proxy card to American Stock Transfer & Trust Company in the enclosed postage-paid envelope.

     If you sign and return your proxy card or use the telephone or Internet voting procedures, but do not indicate how you wish to vote, your shares will be voted FOR the two proposals. If you indicate that you abstain, you will be counted as present at the annual meeting for purposes of determining whether there is a majority of outstanding shares at the meeting and you will be counted as voting (but not for or against) that issue. Any broker nonvote also will be counted as present at the annual meeting for purposes of determining whether there is a majority of outstanding shares at the meeting but will not be counted as voted.

     We are not aware of any other business which will be presented at the annual meeting. But, if there is other business that is properly presented at the meeting, your signature on a proxy card or through the telephone or Internet procedures gives authority to W.G. Bares, Chairman, President and Chief Executive Officer; C.P. Cooley, Vice President, Treasurer and Chief Financial Officer; and K. H. Hopping, Vice President and Secretary, to vote on those matters in their best judgment.

Can I revoke my vote?

     You may revoke your proxy at any time before it is voted at the meeting by:

      --      notifying Lubrizol's corporate secretary in writing;

      --      voting at a later time by telephone or over the Internet;

      --      returning a later-dated proxy card; or

      --      voting in person at the annual meeting.

     Your most recent vote on file will be the one used for your vote.

Who tabulates the vote?

     American Stock Transfer & Trust Company serves as the independent tabulator of votes and inspector of elections. It will report the voting results to us. However, it will not identify to us how you voted on any issue unless:

      --      there is a contested election for the Board of Directors;

      --      it is required by law; or

      --      you request.

Who is paying for this proxy solicitation?

     We are paying for the cost of soliciting your vote, including the cost of mailing the proxy statement and proxy card as well as the costs of the telephone and Internet voting procedures. We will, upon request, reimburse brokerage houses, custodians, nominees and others for the out-of-pocket and reasonable clerical expenses they incur in connection with this proxy.

Can I access the proxy statement and the annual report electronically?

     The proxy statement and 1999 annual report are on our Internet site at www.lubrizol.com.

     You can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your proxy card. If you chose this option, we will furnish you with instructions next year containing the Internet address to access our proxy statement and annual report, but you will not receive paper copies of either document.

     If you hold stock through a bank, broker or other holder of record, check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet. Most shareholders who hold stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to access our proxy statement and annual report.

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                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Lubrizol has eleven directors, divided into three classes. Two classes have four members each and one class has three members. The directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

     The Organization and Compensation Committee recommended, and the Board of Directors approved, the nomination of the following four persons for election as directors at this annual meeting:

      --      Jerald A. Blumberg

      --      Forest J. Farmer, Sr.

      --      Ronald A. Mitsch

      --      Daniel E. Somers

     Each of these persons is currently a director and is being nominated for a three-year term which will end in 2003. If any of these persons becomes unavailable for election, your signed proxy will be voted for the election of any person who is recommended by the Organization and Compensation Committee or will be voted in favor of holding a vacancy to be filled by the directors. The persons who receive the greatest number of votes will be elected to the open director positions.

     The following information is presented for each person who is being nominated for election as a director and for each other director who will continue in office after the meeting:

                                NOMINEES FOR ELECTION

                          JERALD A. BLUMBERG, age 60, is President and Chief Executive
[JERALD A. BLUMBERG       Officer of Ambar, Inc., a privately held oilfield services
PHOTO]                    company. Prior to joining Ambar, Inc. in January 1998, Mr.
                          Blumberg held various international and management positions during a 37-year career with E. I. du Pont de Nemours &
                          Company, Inc. From October 1995 until his retirement on
                          December 31, 1997, he was an Executive Vice President,
                          Chairman of DuPont Europe and a member of the Office of the
                          Chief Executive. Mr. Blumberg became a Lubrizol director in
                          1999. Mr. Blumberg received a B.S. in chemical engineering from Michigan Technological University in 1960. He is a
                          director of Ambar, Inc., Burlington Industries, Inc. and
                          NOVA Chemicals Corporation, a member of the National Society of Professional Engineers and the American Institute of
                          Chemical Engineers and is on the advisory boards for
                          Michigan Technological University and Rice University's
                          Business School.

                       FOREST J. FARMER, SR., age 59, is President and Chief Executive Officer of North American
                       Interiors, Inc., which provides value-added subassemblies to the automotive industry. He
[FOREST J. FARMER SR.  is also Chairman, Chief Executive Officer and President of Trillium Teamologies, a
PHOTO]                 technology and engineering services company. Mr. Farmer was associated with Chrysler
                       Corporation from 1968 to 1994 where he held various management positions including General
                       Plants Manager for Car and Truck Assembly Operations. From 1988 until 1994, he was
                       President of Acustar, Inc., an automotive components subsidiary of Chrysler Corporation.
                       Mr. Farmer became a Lubrizol director in 1997. Mr. Farmer graduated from Purdue University in 1965 with a B.S. degree in biology and physical education. He is a member of the Board of Directors of Saturn Electronics and Engineering, Inc., American Axle & Manufacturing,
                       the Automotive Hall of Fame, the St. John Health System, the Macomb Hospital Corporation,
                       Friends of Scouting and Public Broadcasting System station WTVS-56 in Detroit, Michigan.

                       RONALD A. MITSCH, age 65, retired in 1998 as Vice Chairman and Executive Vice
                       President-Industrial and Consumer Markets of 3M, a manufacturer of products for
[RONALD A. MITSCH      industrial, commercial, health care and consumer markets. He began his career with 3M in
PHOTO]                 1960 as a Senior Research Chemist. He served various assignments in research and in 1979 was named Managing Director, 3M Netherlands. He returned to the United States in 1981 as
                       Research and Development Vice President, Life Sciences Sector. He was named Group Vice
                       President, Traffic and Personal Safety Products in 1985, Senior Vice President, Research
                       and Development in 1990, Executive Vice President in 1991 and Vice Chairman in 1995. Dr.
                       Mitsch graduated from Hamline University in 1956 with a B.S. in chemistry. He received an
                       M.S. in organic chemistry in 1958 and a Ph.D. in organic chemistry in 1960 from the
                       University of Nebraska. Dr. Mitsch became a Lubrizol director in 1991. He is a director of
                       NCR, Material Sciences Corporation, WTC Industries, the Technology Advisory Board for
                       BFGoodrich - Performance Materials and SEI Center for Advanced Studies in Management,
                       Philadelphia, Pennsylvania (associated with the Wharton School of Business of The
                       University of Pennsylvania). In addition, he is the incoming Chairman for the Board of
                       Trustees of Hamline University.

                       DANIEL E. SOMERS, age 52, is President and Chief Executive Officer of AT&T Broadband and
                       Internet Services, one of the country's largest cable service operators and a wholly owned
[DANIEL E. SOMERS      subsidiary of AT&T. Previously, Mr. Somers was Senior Executive Vice President and Chief
PHOTO]                 Financial Officer of AT&T from May 1997 to December 1999. Prior to joining AT&T, Mr.
                       Somers was Chairman and Chief Executive Officer of Bell Cablemedia, plc, of London for two
                       years. From 1992 to 1995, he was Executive Vice President and Chief Financial Officer of
                       Bell Canada International, Inc. Prior to joining Bell Canada, Mr. Somers held a number of senior executive, financial and operating-management positions with Radio Atlantic
                       Holdings Ltd. and Imasco Ltd. Mr. Somers became a Lubrizol director in 1999. Mr. Somers received a B.S. degree in finance from Stonehill College in North Easton, Massachusetts in
                       1969. Mr. Somers is a director of Liberty Media, Cablevision Systems Corp., CableLabs and
                       the Chase National Advisory Board.

           DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING
                          W. G. BARES, age 58, is Chairman of the Board, President and
                          Chief Executive Officer of The Lubrizol Corporation. Mr.
[W. G. BARES PHOTO]       Bares joined Lubrizol as a development engineer in 1963 and was appointed Director of the Pilot Plant in 1972. He was
                          elected Vice President in 1978, Executive Vice President in
                          1980, President in 1982 and Chief Operating Officer in 1987
                          and became Chief Executive Officer on January 1, 1996. He
                          was elected a director of Lubrizol in 1981 and Chairman of the Board in 1996. A 1963 graduate of Purdue University with a B.S. degree in chemical engineering, he earned an M.B.A.
                          from Case Western Reserve University in 1969. He is a member of the American Petroleum Institute and the American
                          Institute of Chemical Engineers, having served as past
                          chairman of its Cleveland section, and is a Trustee for Case
                          Western Reserve University. In addition, he is a director of
                          Oglebay Norton Company, KeyCorp and Applied Industrial
                          Technologies and an Executive Board Member of the Greater
                          Western Reserve Council of the Boy Scouts of America. Mr.
                          Bares' term as a Lubrizol director expires in 2002.

                          PEGGY GORDON ELLIOTT, age 62, is President of South Dakota
                          State University. Prior to joining South Dakota State in
[PEGGY GORDON ELLIOTT     1998, Dr. Elliott was Acting Vice President for Academic and
PHOTO]                    International Programs at the American Association of State
                          Colleges and Universities. She has also served as a Senior
                          Fellow at the National Center for Higher Education,
                          President of The University of Akron and Chancellor of
                          Indiana University Northwest. She became a Lubrizol director in 1993. Dr. Elliott is also a director of A. Schulman, Inc.
                          Dr. Elliott holds degrees from Transylvania University,
                          Northwestern University and Indiana University. Dr.
                          Elliott's term as a Lubrizol director expires in 2002.

                          GORDON D. HARNETT, age 57, is Chairman, President and Chief
                          Executive Officer of Brush Wellman Inc., the world's largest
[GORDON D. HARNETT        producer of beryllium and beryllium-containing engineered
PHOTO]                    products. Prior to joining Brush Wellman in 1991, Mr.
                          Harnett had been Senior Vice President of The BFGoodrich
                          Company. From 1977 to 1988, he had held a series of senior executive positions with Tremco Inc., a wholly owned
                          subsidiary of BFGoodrich, including President and Chief
                          Executive Officer from 1982 to 1988. From 1969 through 1976,
                          Mr. Harnett worked for McKinsey & Co., including a two-year assignment in Tokyo. Mr. Harnett became a Lubrizol director in 1995. Mr. Harnett graduated from Miami University in 1964 with a B.S. degree in business administration. He received an M.B.A. from Harvard University in 1969. Mr. Harnett is a director of National City Bank and M. A. Hanna Company. In addition, he is a Trustee of Hathaway Brown, Cleveland
                          Tomorrow, Greater Cleveland Growth Association and Playhouse
                          Square Foundation and is Chairman of Cleveland Development
                          Advisors, Inc. Mr. Harnett's term as a Lubrizol director
                          expires in 2001.

                          VICTORIA F. HAYNES, age 52, is President of the Research
                          Triangle Institute, which provides government and industry
[VICTORIA F. HAYNES       clients with research and development services in health,
PHOTO]                    pharmaceuticals, environmental protection, advanced tech-
                          nologies, and public policy. Prior to joining Research
                          Triangle Institute in June 1999, Dr. Haynes was Vice
                          President-Research and Development and Chief Technical
                          Officer of The BFGoodrich Company, a specialty chemicals and aerospace company. Dr. Haynes joined BFGoodrich in 1992
                          where she became responsible for corporate technology
                          strategy development and development of advanced
                          technologies. Prior to joining BFGoodrich, Dr. Haynes held various managerial positions at Monsanto Company, including director of technology for the Plastics Division from
                          1987-1992. Dr. Haynes became a Lubrizol director in 1995.
                          Dr. Haynes graduated from the University of California at
                          Berkeley in 1969 with a B.S. in chemistry. She received an
                          M.A. in college teaching in 1971 and a Ph.D. in
                          physical/organic chemistry in 1975 from Boston University
                          and followed with a post doctoral associate assignment at
                          Purdue University for two years. Dr. Haynes is a director of
                          Nucor Corporation, Microelectronics Center of North
                          Carolina, North Carolina Biotechnology Center and the North
                          Carolina Board of Science and Technology. In addition, she is on the advisory boards at Pacific Northwest Laboratory,
                          Los Alamos National Laboratory and the Sandia Engineering
                          Research Foundation, and is active in the Council on
                          Competitiveness. Dr. Haynes' term as a Lubrizol director
                          expires in 2001.
                          DAVID H. HOAG, age 60, retired in 1999 as Chairman of The
                          LTV Corporation, having retired in 1998 as Chief Executive
[DAVID H. HOAG PHOTO]     Officer of The LTV Corporation and as Chief Executive
                          Officer of LTV Steel Company. The LTV Corporation is a
                          metals company engaged in the production of flat rolled
                          carbon steel and is the owner of the second largest metal
                          buildings manufacturer and fabricator in the U.S.A. Mr. Hoag was appointed to the position of Chairman in June 1991 after having been elected President and Chief Executive Officer in
                          January of that year. Mr. Hoag became Executive Vice
                          President of The LTV Corporation in July 1986 and was
                          concurrently named a member of LTV's Board of Directors. Mr.
                          Hoag became a Lubrizol director in 1989. He is a native of
                          Pittsburgh and attended Allegheny College in Meadville,
                          Pennsylvania, receiving a Bachelor's Degree in 1960. He is a director of Brush Wellman Inc., The Chubb Corporation, M. A.
                          Hanna Company and NACCO Industries, Inc., and is Chairman of
                          the Cleveland Federal Reserve Board. Mr. Hoag's term as a
                          Lubrizol director expires in 2002.
                          WILLIAM P. MADAR, age 60, is Chairman of the Board of
                          Nordson Corporation. He was Chief Executive Officer of
[WILLIAM P. MADAR         Nordson until he retired from that position in 1997. Nordson
PHOTO]                    Corporation manufactures and worldwide markets industrial
                          equipment, along with the software and application
                          technologies that enhance its use. A 1961 graduate of Purdue
                          University with a B.S. degree in chemical engineering, he
                          earned an M.B.A. from Stanford University in 1965. Mr. Madar became a Lubrizol director in 1992. He is a director of
                          Nordson Corporation, National City Bank and Brush Wellman
                          Inc. Mr. Madar is a Trustee of the Northeast Ohio Council on
                          Higher Education, Cleveland Museum of Art, the Cleveland
                          Clinic Foundation, the Playhouse Square Foundation and
                          Hawken School. In addition, Mr. Madar is a Fellow at the
                          Kennedy School of Government at Harvard University. Mr.
                          Madar's term as a Lubrizol director expires in 2001.

                       M. THOMAS MOORE, age 65, retired in 1997 as Chairman and Chief Executive Officer of
                       Cleveland-Cliffs Inc., the world's largest iron ore pellet producer. He was elected
[M. THOMAS MOORE       President and a member of the Board of Directors in 1986, became Chief Executive Officer
PHOTO]                 in 1987 and Chairman in 1988. Mr. Moore became a Lubrizol director in 1997. Mr. Moore is a director of The LTV Corporation and a Trustee of the Cleveland Clinic Foundation. He
                       graduated from Indiana University of Pennsylvania in 1956. He began his career in the management training program of United States Steel Corporation and later held management positions with American-Standard Corporation and Celanese Corporation before joining
                       Cleveland-Cliffs in 1966. Mr. Moore's term as a Lubrizol director expires in 2001.

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                                BOARD COMMITTEES
--------------------------------------------------------------------------------

     The Board of Directors held eight meetings during 1999. The board has several standing committees, including an Audit Committee and an Organization and Compensation Committee.

AUDIT COMMITTEE

     The Audit Committee held five meetings during 1999. Its principal functions are to:

      --      Recommend the appointment of the independent auditors.

      -- Review with the independent and internal auditors the planned scope and results of the audits.

      -- Hold conferences and reviews with the auditors as desired by the committee or the auditors.

      -- Review matters that affect financial statements and the results of the independent auditor's reviews, annual audit and report.

      -- Review the adequacy and effectiveness of the internal audit function.

      --      Oversee Lubrizol's internal control structure.

      -- Provide oversight of the activities of the Chief Ethics Officer and review procedures for monitoring compliance with Lubrizol's Policy on Ethical and Legal Conduct.

      -- Report to the board the results of these reviews and conferences and submit to the board any recommendations of the committee.

     The members of the Audit Committee are David H. Hoag (Chairman), Gordon D. Harnett, Victoria F. Haynes, Ronald A. Mitsch and Daniel E. Somers.

ORGANIZATION AND COMPENSATION COMMITTEE

     The Organization and Compensation Committee held seven meetings during 1999. Its principal functions are to:

      --      Review and recommend candidates for election as directors.

      --      Review and recommend candidates for election as officers.

      --      Review and authorize compensation for officers.

      -- Designate employees to receive grants of stock options and other stock awards and determine the type and size of the awards.

      -- Determine the size of the fund pools for the profit sharing plan, year-end variable compensation plan and the performance pay plan.

      -- Designate employees to receive awards under the performance pay plan.

     This committee will consider shareholder recommendations for director nominations. These recommendations should be submitted in writing to Lubrizol's corporate secretary by the January 1 before the annual meeting.

     The members of this committee are all of the outside directors unrelated to Lubrizol.

--------------------------------------------------------------------------------

                             DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

     Directors who are not Lubrizol employees receive a yearly cash retainer fee of $14,000, plus $1,000 for each board meeting they attend and $1,000 for each committee meeting they attend. If a committee meeting is held on a different day from a board meeting, they receive $1,200 for the committee meeting.

     Directors who are not Lubrizol employees may participate in a deferred compensation plan for directors. Under this plan, directors may defer all or any portion of their yearly fee and meeting attendance fees and, instead, have these amounts credited to various cash investment accounts and/ or a share unit account. The investment returns of the cash investment accounts equal the performance of the investment portfolios designated by the Organization and Compensation Committee. The number of share units credited to the share unit account is based on the price of Lubrizol shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on Lubrizol shares. When a person is no longer a director, cash is distributed from the cash account and Lubrizol shares are issued equal to the number of share units in the director's share unit account.

     On the date of each annual meeting, each director who is not a Lubrizol employee automatically receives an option to purchase 2,500 Lubrizol shares under the 1991 Stock Incentive Plan.

     Directors who are not Lubrizol employees also participate in a deferred stock compensation plan. Under this plan, each nonemployee director receives 500 share units on each October 1 and is credited with additional share units for quarterly dividends paid on Lubrizol shares. When a person is no longer a director, Lubrizol shares are issued equal to the number of share units in the director's account.

     The Lubrizol Corporation Board of Director Guidelines are attached as Appendix A to this proxy statement.

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                SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                          AND LARGE BENEFICIAL OWNERS
--------------------------------------------------------------------------------

     The following table shows the number of shares beneficially owned on January 31, 2000, by each director and each executive officer named in this proxy statement and by all executive officers and directors as a group. Each person has sole voting and investment power for all the shares shown, unless otherwise noted. Mr. Bares beneficially owns 1.1% of Lubrizol shares based on the total shown in the table below. No other executive officer or director owns more than one percent of Lubrizol shares. All executive officers and directors as a group beneficially own approximately 2.7% of Lubrizol shares.

                                            Amount and Nature of Beneficial Ownership
                               -------------------------------------------------------------------
           Name of                             Direct      Employee   Exercisable      Deferred
      Beneficial Owner           Total      Ownership(1)   Plan(2)    Options(3)    Share Units(4)
      ----------------         ----------   ------------   --------   -----------   --------------
W. G. Bares..................     613,632     114,714        9,208       481,095         8,615
Jerald A. Blumberg...........       2,359       1,000                          0         1,359
C. P. Cooley.................      16,426       2,200        1,226        13,000
Peggy Gordon Elliott.........      15,021       1,100                     10,500         3,421
Forest J. Farmer, Sr. .......       5,290         225                      2,500         2,565
Gordon D. Harnett............      12,248         200                      4,500         7,548
Victoria F. Haynes...........       9,061         500                      4,500         4,061
G. R. Hill...................     138,743      42,923        2,445        93,375
David H. Hoag................      22,035       3,600                     14,500         3,935
J. E. Hodge..................      78,284       3,030        5,604        64,963         4,687
S. F. Kirk...................      95,963       7,669        7,921        79,150         1,223
William P. Madar.............      22,964       1,000                     12,500         9,464
Ronald A. Mitsch.............      18,626       1,000                     13,700         3,926
M. Thomas Moore..............       3,321         750                      1,000         1,571
Daniel E. Somers.............       1,434         500                          0           934
All Executive Officers and
  Directors as a Group.......   1,482,197     218,609       55,551     1,146,968        61,069

---------------
(1) This column includes shares owned by or jointly with family members, including 3,400 of Mr. Hoag's shares, 630 of Mr. Hodge's shares, 7,669 of Mr. Kirk's shares and 23,568 of the shares held by the group, for which they have shared voting and investment power.

(2) This column shows shares held in the profit sharing and savings plan, for which the persons indicated have sole voting power and limited investment power.

(3) This column shows shares covered by stock options that are currently exercisable or will be exercisable by March 31, 2000.

(4) This column shows the indirect share ownership held by directors and officers under various deferred compensation plans described in this proxy statement.

SHARE OWNERSHIP GUIDELINES

     We have share ownership guidelines that require executive officers to hold shares having a value between 1.5 and 4 times their fixed pay, depending on their position.

FIVE PERCENT BENEFICIAL OWNERS

     The following table lists each person we know to be an owner of more than 5% of our shares on December 31, 1999.

                                                              Amount and Nature
                                                                of Beneficial      Percent
            Name and Address of Beneficial Owner                  Ownership        of Class
            ------------------------------------              -----------------    --------
Sanford C. Bernstein & Co., Inc.............................      7,593,957(1)       13.9%
  767 Fifth Avenue
  New York, New York 10153
Brandes Investment Partners, LP.............................      5,645,027(2)       10.3%
  12750 High Bluff Drive
  San Diego, CA 92130

---------------
(1) This information was obtained from a Schedule 13G dated February 8, 2000, filed by Sanford C. Bernstein & Co., Inc., which is an investment adviser registered under the Investment Advisers Act of 1940. Sanford C. Bernstein & Co., Inc. reported sole voting power as to 4,369,917 shares and sole investment power as to all 7,593,957 shares. Sanford C. Bernstein & Co., Inc. serves as an investment advisor for Lubrizol's pension and profit sharing plans. Under investment guidelines applicable to Lubrizol's pension and profit sharing plans, investment advisors are not permitted to invest plan assets in Lubrizol shares. Lubrizol paid Sanford C. Bernstein & Co., Inc. approximately $227,000 for investment advisory services rendered during 1999.

(2) This information was obtained from a Schedule 13G dated January 31, 2000, filed by Brandes Investment Partners, LP, which is an investment adviser registered under the Investment Advisers Act of 1940. Brandes Investment Partners, LP reported shared voting and investment power as to all 5,645,027 shares.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following table shows the compensation for 1999, 1998 and 1997 of the Chief Executive Officer and the next four highest-paid executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term Compensation
                                                                                     -------------------------------------
                                                                                              Awards              Payouts
                                                      Annual Compensation            -------------------------   ---------
                                             -------------------------------------                 Securities
                                                                        Other        Restricted    Underlying    Long-term
              Name and                                                 Annual          Stock        Options/     Incentive
         Principal Position           Year    Salary     Bonus     Compensation(1)     Awards     SARs(No.)(2)    Payouts
         ------------------           ----   --------   --------   ---------------   ----------   ------------   ---------
W. G. Bares
 Chairman of the Board,
 President and Chief
 Executive Officer..................  1999   $690,491   $840,000       $5,283               0       105,000         N/A
                                      1998    599,976          0        4,910               0        48,000         N/A
                                      1997    540,992    500,000        7,537               0        74,535         N/A
G. R. Hill
 Senior Vice President..............  1999    337,359    310,000        3,084               0        35,000         N/A
                                      1998    323,854          0        1,984               0        15,000         N/A
                                      1997    310,893    224,000        3,560               0        26,140         N/A
C. P. Cooley
 Vice President,
 Treasurer and Chief
 Financial Officer(4)...............  1999    264,570    220,000        5,567               0        20,000         N/A
                                      1998    186,658          0            0         $37,875(4)      6,000         N/A
S. F. Kirk
 Vice President.....................  1999    233,531    220,000        1,715               0        20,000         N/A
                                      1998    220,904          0        6,033               0         9,000         N/A
                                      1997    210,667    142,000        6,450               0         9,000         N/A
J. E. Hodge
 Vice President.....................  1999    229,566    198,000        1,704               0        20,000         N/A
                                      1998    203,093          0            0               0         9,000         N/A
                                      1997    191,282    136,000        1,572               0         9,000         N/A


              Name and                   All Other
         Principal Position           Compensation(3)
         ------------------           ---------------
W. G. Bares
 Chairman of the Board,
 President and Chief
 Executive Officer..................      $24,464
                                           25,406
                                           29,170
G. R. Hill
 Senior Vice President..............       13,589
                                           14,260
                                           17,391
C. P. Cooley
 Vice President,
 Treasurer and Chief
 Financial Officer(4)...............       11,348
                                                0
S. F. Kirk
 Vice President.....................       10,392
                                           10,526
                                           12,633
J. E. Hodge
 Vice President.....................       10,270
                                           10,045
                                           11,675

---------------
(1) This column reflects gross-up payments to cover taxes related to the use of corporate aircraft and financial planning services.

(2) This column reflects the number of shares covered by stock options granted during the year.

(3) This column reflects our contributions to the profit sharing and savings plan for these executives, including accruals to the related supplemental defined contribution plan. These amounts have not been received by these executives.

(4) Mr. Cooley joined Lubrizol on April 1, 1998. The Organization and Compensation Committee granted 1,000 restricted shares to Mr. Cooley on April 1, 1998. Five hundred of the restricted shares ceased to be restricted on April 1, 1999, and the rest will vest on April 1, 2000. The market value on December 31, 1999, of the 500 shares that were still restricted on that date was $15,437.50. Dividends are paid to Mr. Cooley on the restricted shares.

STOCK INCENTIVE PLANS

     Our 1991 Stock Incentive Plan allows grants of incentive and nonstatutory stock options, as well as stock appreciation rights and restricted and nonrestricted stock awards. Any of our employees and our subsidiaries' employees may be selected to participate in the plan. The plan is administered by the Organization and Compensation Committee, which selects participants and determines the type and amount of awards granted.

     The number of shares available under the plan during a calendar year is 1% of the outstanding shares on January 1 of that year, plus any unused shares from previous years. The option price for stock options is not less than the average of the high and the low market prices of shares on the grant date. The term of each option is fixed by the committee. Participants can exercise their options 50% after one year, 75% after two years and 100% after three years. All outstanding options become fully exercisable upon a change of control.

     Under this plan, any person who pays the option price of options granted under the plan with shares already owned will automatically receive a new option grant for the number of shares used to pay the option price. These option grants are called reload options. Persons may not transfer shares acquired from the exercise of a reload option while still an employee or director.

     We also have options outstanding under our 1985 Employee Stock Option Plan. The only options granted under this plan are reload options to employees who pay the option price of options granted under this plan with shares that they already own. In these cases, the committee may grant a reload option under this plan for the number of shares used to pay the option price.

     The following tables show option transactions for the named executive officers during 1999. No stock appreciation rights were granted, exercised or outstanding in 1999.

                             OPTION GRANTS IN 1999

                                            Individual Grants
                            -------------------------------------------------          Potential Realizable Value
                            Number of    % of Total                                     at Assumed Annual Rates
                            Securities    Options                                     of Stock Price Appreciation
                            Underlying   Granted to    Exercise                            for Option Term(2)
                             Options     Employees     or Base     Expiration   ----------------------------------------
           Name              Granted      in 1999      Price(1)       Date      0%           5%                10%
           ----             ----------   ----------   ----------   ----------   ---   -----------------   --------------
W. G. Bares...............    48,000         6.59%     $21.3438    03/22/2009   $0      $    644,304      $    1,632,793
                              28,500         3.91%      25.6126    03/22/2009    0           260,895             847,810
                              28,500         3.91%      29.8813    03/22/2009    0           139,237             726,152
G. R. Hill................    15,000         2.06%      21.3438    03/22/2009    0           201,345             510,248
                              10,000         1.37%      25.6126    03/22/2009    0            91,542             297,477
                              10,000         1.37%      29.8813    03/22/2009    0            48,855             254,790
C. P. Cooley..............     9,000         1.23%      21.3438    03/22/2009    0           120,807             306,149
                               5,500         0.75%      25.6126    03/22/2009    0            50,348             163,612
                               5,500         0.75%      29.8813    03/22/2009    0            26,870             140,135
S. F. Kirk................     9,000         1.23%      21.3438    03/22/2009    0           120,807             306,149
                               5,500         0.75%      25.6126    03/22/2009    0            50,348             163,612
                               5,500         0.75%      29.8813    03/22/2009    0            26,870             140,135
J. E. Hodge...............     9,000         1.23%      21.3438    03/22/2009    0           120,807             306,149
                               5,500         0.75%      25.6126    03/22/2009    0            50,348             163,612
                               5,500         0.75%      29.8813    03/22/2009    0            26,870             140,135
All Optionees.............   727,516       100.00%      22.9695          (3)     0        10,509,842          26,633,488
All Shareholders..........       (4)          (4)           (4)          (4)     0       788,143,619(4)    1,996,812,310(4)
Optionees' Gain as % of
  Shareholders' Gain......                                                                      1.33%               1.33%

---------------

(1) This column shows the average of the high and low sales prices as reported on the New York Stock Exchange on the grant date.

(2) The assumed rates of appreciation shown are established by the Securities and Exchange Commission and are not meant to represent either past or future appreciation rates for Lubrizol shares. If the assumed annual appreciation rates were applied to the fair market value of Lubrizol shares at December 31, 1999 ($31.00 per share), then at the end of a 10-year option term, the per share market price of the shares would be $31.00 at a 0% appreciation rate, $50.50 at a 5% appreciation rate and $80.41 at a 10% appreciation rate.

(3) Expiration dates range from February 26, 2000, through April 26, 2009.

(4) The amounts shown are the hypothetical returns to all shareholders assuming they purchased their shares at a price of $22.97, the average exercise price for all options granted during 1999, and that all shareholders hold the shares continuously for ten years. The number of outstanding shares on December 31, 1999, was 54,477,292.

    AGGREGATED OPTION EXERCISES IN 1999 AND DECEMBER 31, 1999 OPTION VALUES

                                                   Number of Securities
                                                        Underlying
                                                                                 Value of Unexercised
                        Shares                      Unexercised Options          In-the-Money Options
                       Acquired                    at December 31, 1999         at December 31, 1999(2)
                          on         Value      ---------------------------   ---------------------------
        Name           Exercise   Realized(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
        ----           --------   -----------   -----------   -------------   -----------   -------------
W. G. Bares..........       0       $     0       418,504        141,000       $175,238       $648,921
G. R. Hill...........       0             0       165,614         46,250        110,653        209,904
C. P. Cooley.........       0             0         3,000         23,000              0        122,689
S. F. Kirk...........   3,000        23,812        64,650         26,750         92,390        122,689
J. E. Hodge..........   2,000         2,500        50,463         26,750         63,920        122,689

---------------

(1) The amounts in this column are the differences between the fair market value at the exercise date of the Lubrizol shares acquired through the option exercises and the exercise price of the option.

(2) The amounts in these columns are the differences between the fair market value of Lubrizol shares at December 31, 1999 ($31.00 per share), and the exercise price of the option. An option is considered in-the-money when the fair market value of the shares is greater than the exercise price of the option.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Organization and Compensation Committee approves the compensation packages for executive officers. The committee consists of all of the outside directors.

Factors Considered by the Committee

     In carrying out its responsibilities in 1999, the committee considered the following:

      -- Advice from independent consultants on all aspects of Lubrizol's compensation policies, including comparisons to the policies and practices of other companies;

      --      Relevant trends in executive compensation practices;

      --      Lubrizol's financial performance;

      --      Lubrizol's business performance;

      -- Lubrizol's compensation policies and practices for employees generally;

      -- Recommendations of executive management on compensation of key employees including executive officers; and

      -- The committee's and Lubrizol's historical philosophy to reward according to Lubrizol's performance and according to individual contribution, including the individual's commitment to Lubrizol.

Cash Compensation of Employees Generally

     The cash compensation of employees, including the executive officers named in the compensation table in this proxy statement, consists of (1) base salary,
(2) quarterly pay and (3) a variable pay component.

     Quarterly pay is a fixed percentage of base salary determined by an employee's length of service. Employee base salary plus quarterly pay is designed to be within the mid-level range of salaries for persons having similar jobs in the chemical and related industries.

     The variable pay component authorized by the committee for employees, other than executive officers and other key employees, is paid at year-end and is based upon a percentage of annual net income. Variable pay is allocated to employees based on a uniform percentage of each employee's base salary.

Cash Compensation of Executive Officers

     The base salary and quarterly pay practices for employees also apply to executive officers.

     For executive officers, four separate surveys selected by the committee's compensation consultant are used to determine base salary plus quarterly pay. These surveys include more companies than the published industry line-of-business indices used to compare total shareholder return on page 16 of this proxy statement; however, 15 peer chemical companies are included in both the salary surveys and the published industry indices. In addition, for the five highest paid executives, total compensation levels and practices are analyzed using compensation data published in each peer organization's proxy statement. This analysis considers fixed salary, annual incentive, total cash compensation, long-term incentives and total compensation.

     Lubrizol's three-year performance also is compared to a peer group of 19 companies by analyzing total shareholder return, economic value added, return on equity, return on assets and growth in basic earnings per share. This analysis helps ensure that total executive pay is in alignment with Lubrizol's performance.

     The committee administers the executive compensation policy with the objective of keeping executive compensation comparable with other companies in the chemical and related industries. The average executive base salary plus quarterly pay in 1999 was slightly below the mid-level range when compared to fixed compensation paid by companies in the surveys.

     Executive officers and other key employees can receive variable cash compensation under a performance pay plan. The committee determines a percentage of annual net income to establish the amount available under this plan. This percentage is based on objective financial measures and objective and subjective performance measures for initiatives to stimulate growth, improve the cost structure and build the franchise. The objective financial measures include earnings per share and value added per share. Value added per share is a measure of profits in excess of the cost of capital calculated on a per share basis.

     Seventy percent of the weighting for all the performance measures is based upon financial measures with the largest portion weighted to earnings per share. The amount of payout under the performance pay plan will vary based upon goal accomplishment. Even if other goals are reached, earnings per share must reach a minimum predetermined target before the plan will make payments.

     The committee determines individual payouts under the performance pay plan based upon an executive's level of responsibility, recommendations by executive management and a subjective judgment by the committee of the executive's contribution to Lubrizol's financial and business performance.

Stock Compensation for Executive Officers

     Lubrizol uses stock options and performance share stock awards as forms of long-term incentive compensation for executive officers and other key employees.

     Stock Options

     The committee determines the specific number of stock options granted to an executive based on the individual's level of responsibility and performance, recommendations by executive management and a subjective judgment by the committee of the executive's contribution to financial and business performance. The committee does not take into consideration existing awards held by the executive when making new grants. For 1999, the committee set the total number of stock options for annual grants to the five highest-paid executive officers at the mid-level range of long-term incentive awards within the peer chemical companies. For the other executive officers, the committee set the total number of stock options for annual grants at the mid-level range of long-term incentive awards within general industrial companies.

     For each executive officer, the committee granted options in 1999 at three different exercise price levels. The first option level has an exercise price equal to the market value of Lubrizol shares on the grant date. The next option level has an exercise price which is 20% higher than the grant date market value and the third option level has an exercise price which is 40% higher than the grant date market value.

     Performance Share Stock Awards

     In 1997, the committee granted performance share stock awards. When the performance share stock awards vest, Lubrizol will issue shares equal to the number of performance share stock awards granted. The 1997 performance share stock awards will vest if the closing market price of Lubrizol shares reaches $45 for ten consecutive trading days. Otherwise, these awards will not vest until March 24, 2003. No performance shares vested in 1999, and the committee will not grant new awards while the 1997 awards are outstanding.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation paid to specified executive officers of public companies. All compensation paid for 1999 to Lubrizol executive officers, including the compensation element of shares received under Lubrizol's stock option plans, qualified for deduction.

Compensation of the Chief Executive Officer

     The committee's intent is to set Mr. Bares' base salary plus quarterly pay within a range that is competitive with the fixed salaries of chief executive officers in the chemical and related industries. The committee increased Mr. Bares' base salary by 8% effective February 19, 1999, and by 6% effective August 6, 1999. Prior to these adjustments Mr. Bares' base salary and quarterly pay was below the mid-level range of the comparable salaries. Now, it is almost equal to the mid-level range.

     Mr. Bares received 55% of his total cash compensation for 1999 from the performance pay plan. For 1998, neither Mr. Bares nor any of the executive officers received any variable pay under this plan because Lubrizol did not meet the minimum earnings per share target. For 1999, earnings per share increased 77% over 1998 and significantly exceeded the 1999 minimum target.

     In setting Mr. Bares' total compensation, the committee considers various other aspects of corporate performance including market position, productivity, product leadership, personnel development, employee attitudes, public responsibility, quality practices and the balancing of short-term and long-term goals. For 1999, Mr. Bares' total compensation was above the mid-level range of comparable total compensation of chief executive officers of peer chemical companies.

     In determining the number of stock options granted to Mr. Bares in 1999, the committee considered the factors described immediately above, as well as his position within Lubrizol and stock option grant comparisons with peer chemical companies. In 1999, Mr. Bares received 48,000 stock options with an exercise price equal to the market value of Lubrizol shares on the grant date, 28,500 stock options with an exercise price 20% higher than the grant date market value and 28,500 stock options with an exercise price 40% higher than the grant date market value.

     Lubrizol's share ownership guidelines require Mr. Bares to hold shares valued at four times his annual fixed pay. He currently owns five times his annual fixed pay in shares.

William P. Madar, Chairman                Victoria F. Haynes
Jerald A. Blumberg                        David H. Hoag
Peggy Gordon Elliott                      Ronald A. Mitsch
Forest J. Farmer, Sr.                     M. Thomas Moore
Gordon D. Harnett                         Daniel E. Somers

PERFORMANCE COMPARISONS

     The following chart compares our combined total shareholder returns for the five years which ended December 31, 1999, to the combined total shareholder returns of (a) the Standard & Poor's Industrial Index, (b) the Dow Jones Chemical Index and (c) the Standard & Poor's Specialty Chemical Index.

     We believe we have a peer group relationship with companies in these last two indices. However, no single peer index or peer company is totally comparable to our business. The peer company indices used include companies which supply specialty chemicals to a wide variety of markets. Some of our direct competitors are chemical divisions that represent small portions of large oil companies. These chemical divisions are not included in the peer comparison because information is not available to us which shows those divisions separately from the parent company.

     The chart assumes the investment of $100 on December 31, 1994, and that all dividends are immediately reinvested.

                       [PERFORMANCE COMPARISONS CHART]

                                                                                                                S&P SPECIALTY
                                              LUBRIZOL           S&P INDUSTRIALS          DJ CHEMICALS            CHEMICALS
                                              --------           ---------------          ------------          -------------
1994                                          100.00                 100.00                 100.00                 100.00
1995                                           84.30                 134.60                 130.90                 131.40
1996                                           97.30                 165.50                 163.10                 134.80
1997                                          118.00                 216.90                 199.90                 166.90
1998                                           85.20                 290.00                 184.00                 142.20
1999                                          106.70                 365.00                 232.80                 157.40

--------------------------------------------------------------------------------

                  EMPLOYEE AND EXECUTIVE OFFICER BENEFIT PLANS
--------------------------------------------------------------------------------

     In addition to the stock option and variable compensation plans described in this proxy statement and the group health, life and disability insurance plans available to all employees, we also have the following plans for employees and executive officers.

PENSION PLANS

     We have a qualified pension plan for all employees. We also have a basic supplemental defined benefit plan which provides highly paid employees with the portion of their retirement benefits not payable from the pension plan because of tax law limitations. In addition, we have a special officers' supplemental defined benefit plan which currently covers one officer and is described in the paragraph below the pension table.

     Benefits under the pension plan and the related basic supplemental plan are based on a final average pay formula or a career average pay formula, whichever produces the higher benefit to the employee. The table below uses the final average pay formula because it produces the higher benefit at the pay levels shown.

     Final average pay is an average of an employee's highest ten consecutive years of pay. Pay for the plans consists of base salary (unreduced for elective before-tax savings contributions and before-tax cafeteria plan contributions), quarterly pay, overtime pay, shift premium differentials, vacation and holiday pay, paid variable compensation, long-term disability benefits and (for purposes of the basic and special supplemental plans) cash compensation deferrals. Pay used to determine benefits for each of the named executive officers is equal to the amounts shown in the salary and bonus columns for them in the summary compensation table in this proxy statement.

     The final average pay formula limits years of service to 30. The estimated credited years of service for each of the named executive officers (after this 30-year service limitation) is as follows: Mr. Bares, 30 years; Mr. Hodge, 28 years; Mr. Kirk, 27 years; Dr. Hill, 17 years; and Mr. Cooley, 2 years.

     The following table shows the estimated annual retirement benefits payable at age 65 under the pension plan and the basic supplemental defined benefit plan in the final average pay and years of service categories shown. The benefits are shown as a 10-year certain and life annuity.

  Final                                           Credited Years of Service
 Average                     --------------------------------------------------------------------
   Pay                       10 Years    15 Years    20 Years    25 Years    30 Years    35 Years
----------                   --------    --------    --------    --------    --------    --------
$  200,000 ................   27,250      40,870      54,490      68,110      81,740      81,740
   400,000 ................   56,250      84,370     112,490     140,610     168,740     168,740
   600,000 ................   85,250     127,870     170,490     213,110     255,740     255,740
   800,000 ................  114,250     171,370     228,490     285,610     342,740     342,740
 1,000,000 ................  143,250     214,870     286,490     358,110     429,740     429,740
 1,200,000 ................  172,250     258,370     344,490     430,610     516,740     516,740
 1,400,000 ................  201,250     301,870     402,490     503,110     603,740     603,740
 1,600,000 ................  230,250     345,370     460,490     575,610     690,740     690,740

     Mr. Bares is the current participant in the special officers' supplemental defined benefit plan. Benefits under this plan are based on an average of the highest three consecutive years of pay during the last ten years. The plan limits years of service to 30 and computes benefits on the basis of a 10-year certain and life annuity. Benefits are reduced for Social Security and payments made under other Lubrizol benefit plans. After making all the deductions required under the plan, the estimated additional annual benefit payable under this plan at age 65 (assuming current final average pay) to Mr. Bares is $79,800.

PROFIT SHARING AND SAVINGS PLAN

     We have a qualified profit sharing and savings plan for all employees. Each year, the Board of Directors determines the portion of Lubrizol profits that will be contributed to the plan. Profit sharing contributions are allocated to employees' accounts based on their pay.

     In addition, employees may elect to have their base pay reduced by up to 18% (16% for highly compensated employees) and to have the amount contributed to the plan as a before-tax contribution. For employees with at least one year of service, Lubrizol matches 50% of the employee's before-tax contributions up to 4% of the employee's base pay. The matching contribution is invested in Lubrizol shares. Employees also may make after-tax contributions subject to an overall limit of 18% (16% for highly compensated employees) of base pay for their total before-tax and after-tax contributions.

     Employees direct the investment of their contributions among a Lubrizol share fund, an equity index fund, a balanced fund, a fixed income fund, an international equity fund, a small capitalization fund and an equity growth fund.

     Employees vest in profit sharing and matching contributions at a rate of 20% per year of service. The plan allows distribution of an employee's vested account balance after retirement, death or other termination of employment.

DEFERRED COMPENSATION PLANS

     We have a deferred compensation plan for executive officers. Under this plan executive officers may defer all or any portion of their total annual pay and, instead, have these amounts credited to various cash investment accounts and/or a share unit account. The investment returns of the cash investment accounts equal the performance of the investment portfolios designated by the Organization and Compensation Committee. The number of share units credited to the share unit account is based on the price of Lubrizol shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on Lubrizol shares. At the end of the deferral period, the deferrals and earnings are distributed to the participant. Cash is distributed from the cash account and Lubrizol shares are issued equal to the number of share units in the participant's share unit account.

     In addition, we have another deferred compensation plan for some executive officers. Under this plan, participants may defer any amount of their variable pay under the performance pay plan. Deferred amounts are converted into share units based on the current market price of Lubrizol's shares, which are then multiplied by 1.25. Additional share units are credited for quarterly dividends paid on Lubrizol shares. At the end of the deferral period, which is at least three years, Lubrizol shares are issued equal to the number of share units in the participant's account.

EXECUTIVE DEATH BENEFIT PROGRAM

     The Organization and Compensation Committee selects executive officers to participate in an executive death benefit program. This program provides a benefit to the executive officer's designated beneficiary following the executive officers' death. For currently employed participants, the death benefit is 250% of the participant's 1996 base salary plus quarterly pay, reducing to 150% at age 70 and 100% at age 75.

EXECUTIVE AGREEMENTS

     We have employment termination agreements with senior executives, including Messrs. Bares, Hill, Cooley, Kirk and Hodge. Each termination agreement provides that in the event of a change in control of Lubrizol, the executive will be employed by Lubrizol for up to three years at responsibility, salary and benefit levels equal to those immediately preceding the change in control. If the executive's employment is terminated during those three years for reasons other than death, permanent disability, reaching age 65 or for cause, or if the executive terminates employment in specified circumstances, the benefits provided to the executive are:

     (1) a lump sum payment equal to the present value of salary and additional forms of cash compensation which the executive would have received during the remainder of the three years, and

     (2) continued employee benefit coverage for the remainder of the three years.

     The termination agreements also provide that the executive will receive an amount which will cover any excise taxes that apply.

     Each executive has agreed, if the executive accepts any benefits under the termination agreement, not to compete with Lubrizol for one year after termination of employment after a change in control.

     Assuming a change in control were to occur and all of the executive officers who have termination agreements were terminated as of January 1, 2000, the estimated amount of payments which we would have to make under the termination agreements (including amounts to cover excise taxes) is $22 million.

EMPLOYEE SEVERANCE COMPENSATION PLAN

     We also have a severance compensation plan that provides for a severance payment to employees if, within 15 months after a change in control of Lubrizol their employment is terminated for any reason other than death, permanent disability, voluntary retirement or for cause. Executives who receive payments under the executive termination agreements described above will not receive severance payments under the severance compensation plan.

     For an employee with five or more years of service with Lubrizol, the benefit under the severance compensation plan is a lump sum payment equal to the total cash compensation received by the employee in the preceding twelve-month period. Employees with less than five years but more than six months of service would receive a lesser amount proportionate to their length of service.

--------------------------------------------------------------------------------

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and some persons who own more than 10% of our shares, to file reports of share ownership and change in ownership with the Securities and Exchange Commission, with a copy to us. We are not aware of any shareholder who owns more than 10% of our shares and is required to file these reports.

     Based solely on a review of the copies of the forms furnished to us during or for 1999 and written statements from officers and directors, we believe that all officers and directors filed on time all reports required during 1999 and any prior year, except that Forest J. Farmer, Sr., a director, reported a purchase of 125 shares three days late.

--------------------------------------------------------------------------------

                            APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     Upon the recommendation of the Audit Committee, the Board of Directors appointed Deloitte & Touche LLP, independent auditors, to audit the financial statements of Lubrizol for the year 2000. The Board of Directors recommends that you confirm this appointment.

     During 1999, Lubrizol engaged Deloitte & Touche to render a variety of services, including the audit of Lubrizol's financial statements. The Audit Committee took into consideration the fact that the auditors provide other services as well, and the possible effect of the other services on the auditor's independence.

     A Deloitte & Touche representative will attend the annual meeting, will have the opportunity to make a statement and will be available to answer questions.
--------------------------------------------------------------------------------

               SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING
--------------------------------------------------------------------------------

     Any shareholder who wants to present a proposal at the 2001 Annual Meeting of Shareholders and have it included in our proxy materials must send us the proposal no later than November 22, 2000. Shareholder proposals submitted after that date but before March 1, 2001, may be presented at the annual meeting but will not be included in the proxy materials. If a shareholder proposal is received after March 1, 2001, the persons named on the proxy card may vote in their discretion regarding the proposal all of the shares for which we have received proxies for the annual meeting.

                                          THE LUBRIZOL CORPORATION

                                          K. H. Hopping
                                          Secretary

March 22, 2000

                                   Appendix A

                            THE LUBRIZOL CORPORATION

                         BOARD OF DIRECTORS GUIDELINES

 1.  COMPOSITION

     The Regulations provide that the Board may have nine to thirteen Directors with both the shareholders and the Board having the authority to set the number within that range. As presently constituted, the Board consists of eleven members, one officer (inside) Director and ten non-officer (outside) Directors.

     The consensus of the Directors is that the optimum size of the Board should be ten to twelve members, including one inside Director. The size of the Board should not drop below ten members.

     Lubrizol Board members should be recruited from the broadest geographic region possible within the U.S. The Board should also seek candidates having broad international experience. As a guideline, approximately half of the outside Directors should be out-of-town members.

     The Board should represent a broad spectrum of individuals with experience who are able to contribute to the success of the Corporation. Assessment of new members should include the issues of independence, diversity, age and skills necessary to the perceived needs of the Board at a particular moment in time.

 2.  MEETINGS

     The Board holds an organizational meeting after each Annual Meeting of Shareholders at which Directors are elected, for the purpose of electing officers. The Annual Meeting and the organizational meeting of the Board currently are held on the fourth Monday of April. Otherwise, the Board may establish regular meetings at such times and places as it may decide. Board meetings are held monthly with the exception of the months of January, May, August and October. Dates are determined in advance and are usually the fourth Monday of the month. A majority of Directors then in office constitutes a quorum for Board meetings.

     Meeting days begin at 7:30 AM and normally conclude at 4:00 PM.

 3.  ATTENDANCE

     The Directors believe that the expectation for attendance at meetings is 100 percent, or as high as possible. The minimum expectation is 75 percent. If a Director determines that it is not possible to attend a meeting, the Director is expected to notify the Chairman or the Secretary of the Board promptly to assist in assuring a quorum for every Board meeting. It may be possible for the Director to participate in a meeting by teleconference or videoconference if advance arrangements are made.

 4.  COMMITTEES

     The Board may elect an Executive Committee and/or other Board committees each consisting of not less than three Directors. Directors are expected to serve on one or more committees.

     Committee appointments, other than for the Organization and Compensation Committee, will be rotated as determined by the respective Committee chairman and the Chairman of the Board.

     The Chairman of the Board will nominate each Committee chairman, but no Committee chairman may serve as such for more than four years.

     Currently, the Board has established four standing committees. They are:

     Executive Committee - During intervals between Board meetings, this Committee may exercise all powers of the Board in managing and controlling the business of the Corporation except declaring dividends, electing officers or filling vacancies among the Directors or in any committee of the Directors. The Executive Committee will exercise its powers on behalf of the Board only in those circumstances where immediate action is required and the entire Board cannot be convened. Changes in capital structure, acquisitions or emergency changes in management are matters appropriate to the Executive Committee. Those Directors who are not members of the Executive Committee will be notified when an Executive Committee meeting is scheduled and will be invited to attend as members, if they are available. The Executive Committee shall report on all of its activities to the Board at the next Board meeting where its actions are subject to revision or alteration.

     Organization and Compensation Committee - All outside Directors will be permanent members of the Organization and Compensation Committee. No inside Directors will be members. The functions of the Organization and Compensation Committee include to review, consider and nominate candidates for election to the Board of Directors; to review, consider and recommend candidates for election as officers of the Corporation; to review and authorize rates of compensation for officers; to designate those employees who will receive grants of stock options and other awards under the Corporation's stock plans and the type and size of such grants; to determine the size of the fund pools for the year-end variable compensation plan, profit sharing plan and performance pay plan; and to designate those employees who will receive awards under the Corporation's performance pay plan.

     An ad hoc subcommittee of the Organization and Compensation Committee will be formed each year for the purpose of considering the renomination of Directors for election to the Board. This subcommittee will consist of Directors who are not up for reelection in that year. This subcommittee will also have the responsibility of defining selection criteria and coordinating with the Board and the Chief Executive Officer for the nomination of new Directors, as required.

     Audit Committee - The functions of the Audit Committee include to recommend the appointment of independent auditors; to review with the independent and internal auditors the planned scope and results of their audits; to obtain from the independent auditors a statement describing the relationships between the independent auditors and the Corporation and to consider the possible effect of these relationships, as well as the effect of non-audit services, on their independence; to review the adequacy and effectiveness of the internal audit function; to review with management and the independent auditors prior to the release of the quarterly and annual financial statements and the Annual Report matters that affect these documents; to oversee the internal control structure; to provide oversight of the activities of the Chief Ethics Officer and review procedures for monitoring compliance with the Corporation's Policy on Legal and Ethical Conduct; to review and assess with management and the auditors the process for identification and control of risks affecting the Corporation; to hold such conferences and reviews with the auditors as may be deemed desirable by either the Committee or the auditors; to report to the Board the results of the Committee's reviews and conferences; and to submit to the Board any recommendations the Committee may have.

     Retirement and Savings Plans Investment Committee - This Committee discharges those powers and obligations relating primarily to the appointment of the trustee and monitoring of the trustee's management of the assets of The Lubrizol Corporation Revised Pension Plan and The Lubrizol Corporation Employees' Profit Sharing and Savings Plan and makes reports and/or recommendations, as appropriate, to the Board and/or management.

 5.  RETIREMENT

     A Director may elect to retire from the Board of Directors at any time after having attained age 55, provided the Director has at least five years of service at such time, and a Director will be expected to retire no later than the date of the Annual Meeting next following the date on which such Director attains the age of 69.

 6.  CHANGE IN STATUS

     It is the policy of the Board that a person whose primary job responsibilities change from those he/she held when elected to the Board should volunteer to resign from the Board. It is the responsibility of the Organization and Compensation Committee to either accept the resignation or ask the Director to remain on the Board.

 7.  TERM OF SERVICE

     The Board of Directors has determined that no term of service limits should be mandated.

 8.  FORMER CHIEF EXECUTIVE OFFICER'S BOARD MEMBERSHIP

     It is the policy of the Board that a former Chief Executive Officer, upon retirement from the Corporation, will also resign from the Board following a short period of time to allow for a smooth transition to the new Chief Executive Officer.

     A former Chief Executive Officer serving on the Board during this short transition will be considered an inside Director for purposes of corporate governance.

 9.  MEMBERSHIP ON OTHER BOARDS

     Each Director has the responsibility to notify the Chief Executive Officer and Chairman prior to accepting invitations to join other Boards of Directors. This guideline is established to avoid potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal judgment will be obtained as necessary.

10.  LEAD OUTSIDE DIRECTOR

     The Chairman of the Organization and Compensation Committee will serve in the capacity of lead outside Director for purposes of chairing regularly scheduled meetings of outside Directors or other responsibilities which the outside Directors as a whole might designate from time to time.

11.  EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS

     The outside Directors of the Board will meet in Executive Session of the Organization and Compensation Committee as required, but at least three times a year.

12.  ASSESSING BOARD PERFORMANCE

     The Organization and Compensation Committee, comprised of all of the outside Directors, is responsible to conduct an annual assessment of the Board's performance. This responsibility can be assigned to the ad hoc Nominating Subcommittee and prepared as part of the report on Board membership criteria and nominations.

     This assessment should be of the Board's contribution as a whole and specifically review areas in which the Board and/or the management believes a better contribution could be made and the effectiveness of the Board increased.

13.  FORMAL EVALUATION OF THE CHIEF EXECUTIVE OFFICER

     The Organization and Compensation Committee will conduct an annual evaluation of the Chief Executive Officer, and it will be communicated to the Chief Executive Officer by the Chairman of the Organization and Compensation Committee and another member of the Chairman's choosing.

     The evaluation will consider aspects of corporate performance, such as profitability, market position, productivity, product leadership, personnel development, employee attitudes, public responsibility, quality practices and the balancing of short-term and long-term goals. The evaluation will use a combination of objective and subjective judgment with an emphasis on the impact on the Corporation's sustainability and competitiveness within its industry. As part of the evaluation, the Chief Executive will annually prepare a self-evaluation in accordance with the Corporation's performance planning and development process.

     The evaluation will be used by the Organization and Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

14.  SUCCESSION PLANNING/MANAGEMENT DEVELOPMENT

     There will be an annual report by the Chief Executive Officer to the Organization and Compensation Committee on succession planning and the Corporation's program for management development.

     There will also be available, on a continuing basis, the Chief Executive Officer's recommendation as to his/her successor should he/she become unavailable to serve.

15.  BOARD ACCESS TO SENIOR MANAGEMENT

     Board members have complete access to Lubrizol's management. Each Board member has the responsibility to inform the Chief Executive Officer and Chairman of the nature of the communication and to provide copies of any written communication to the Chief Executive Officer and Chairman.

     The Board encourages management to bring managers into Board meetings who
     (a) can provide additional insight into the items being discussed because of personal involvement in these areas and/or (b) represent managers with future potential that the management believes should be given exposure to the Board.

16.  REVIEW OF SHAREHOLDER PROTECTION PROVISIONS

     The Board of Directors believes that it is good governance process to review all shareholder protection provisions at least biannually.

17.  BOARD INTERACTION WITH INSTITUTIONAL INVESTORS

     The Board of Directors believes that the management speaks for Lubrizol. The Board believes that it is inappropriate for individual members to communicate separately to investors except with the full knowledge and at the request of management.

18.  DIRECTOR COMPENSATION

     The Chief Executive Officer will report annually to the Board of Directors on the status of Lubrizol Board compensation in relation to other comparable U.S. manufacturing companies. The Board is authorized to set a reasonable compensation for Directors and/or a reasonable fee for attendance at any meeting of the Directors. Any Director who is a full-time employee of the Corporation receives no separate compensation as a Director.

     Currently, outside Directors receive an annual cash retainer of $14,000 and an annual award of 500 common share units under the Corporation's Deferred Stock Compensation Plan for Outside Directors. For each Board meeting attended, each outside Director receives an attendance fee of $1,000. For each committee meeting attended, each outside Director receives an attendance fee of $1,000 if the meeting is held on the same day as the Board meeting or an attendance fee of $1,200 if the committee meeting is held on a non-Board meeting day.

     Committee Chairmen may be required to meet from time to time with management on non-Board or non-committee meeting days. A special meeting fee of $1,200 will be paid on those occasions.

     Travel expenses incurred in attending all meetings are reimbursed. Air travel is based on round-trip, first-class airfare from the Director's home to the meeting locations. Other expenses, such as hotels, meals, local transportation and similar expenses, are also reimbursed.

     The Corporation maintains a Deferred Compensation Plan under which a Director may elect to defer all of his/her annual retainer fee and all or any portion of his/her attendance fee for any fiscal year.

     Directors are eligible to participate in The Lubrizol Corporation Foundation Matching Gift Program.

19.  STOCK OPTIONS

     Pursuant to the Corporation's 1991 Stock Incentive Plan, on the date of each Annual Meeting, each Director who is not an employee of the Corporation automatically receives an option to purchase 2,500 common shares of the Corporation.

20.  STOCK OWNERSHIP

     Directors are encouraged to own shares of the Corporation's stock and to increase their ownership of those shares over time. It is expected that each Director, upon taking office, will own a minimum of 100 shares. The Board believes that current stock compensation and stock option plans for Directors are appropriate methods to allow Directors to increase their holdings significantly as time progresses. The Board does not recommend a mandated stock ownership level for Directors.

                            ELECTRONIC DISTRIBUTION

If you would like to receive future The Lubrizol Corporation proxy statements and annual reports electronically, please visit HTTP://WWW.INVESTPOWER.COM. Next, click on "Enroll to receive mailings via e-mail" to enroll. Please refer to the company number and account number on top of the reverse side of this card.

                         ANNUAL MEETING OF SHAREHOLDERS

The Lubrizol Corporation's Annual Meeting of Shareholders will be held at 10:00 a.m. on May 1, 2000, at Radisson Hotel & Conference Center - Eastlake, 3500 Curtis Boulevard, Eastlake, Ohio. Please see your proxy statement for instructions should you wish to attend the meeting.

--------------------------------------------------------------------------------

PROXY                    THE LUBRIZOL CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned shareholder of The Lubrizol Corporation hereby appoints
W. G. Bares, C. P. Cooley and K. H. Hopping, and each of them, as agents, with full power of substitution, to vote the shares of the undersigned at the 2000 Annual Meeting of Shareholders of The Lubrizol Corporation to be held on May 1, 2000, and at any adjournments thereof, as indicted on the reverse side of this proxy card. Comments: __________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Comments will be collected by the Inspector of Elections and forwarded to Lubrizol management)
PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR ELECTION OF THE NOMINEES AND FOR ITEM 2. THE AGENTS NAMED ABOVE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD OR CHOOSE ALTERNATIVE VOTING OPTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY CARD.

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                            THE LUBRIZOL CORPORATION

Co. #_________                 MAY 1, 2000                  Acct. # ___________

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL

VOTE BY INTERNET
----------------
PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

YOUR CONTROL NUMBER IS ______________

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.
              FOR   WITHHELD                                                                        FOR       AGAINST   ABSTAIN
1. Election   [ ]     [ ]         DIRECTOR NOMINEES:       2. Appointment of Deloitte & Touche LLP  [ ]         [ ]        [ ]
   of                             Jerald A. Blumberg          as independent auditors.
   Directors                      Forest J. Farmer, Sr.
                                  Ronald A. Mitsch
                                  Daniel E. Somers


For, except vote withheld from the following nominee(s):   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL.


--------------------------------------------------------


                                                           If you have a change of address, please indicate        Change   [ ]
                                                           new address below and mark box to right.                  of
                                                                                                                  Address
                                                           -------------------------------------------------
                                                                                                                   Attend   [ ]
                                                           -------------------------------------------------      Meeting

                                                           -------------------------------------------------


SIGNATURE(S) ________________ DATE _____ SIGNATURE(S) _______________ DATE _____

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. In case of a corporation, a duly authorized officer should sign on its behalf.